UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 17, 2016

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania		19462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On June 17, 2016, we entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) to sell shares of our common stock with aggregate gross proceeds of up to $50,000,000, from time to time, through an “at-the-market” equity offering program under which Stifel will act as sales agent.

Under the Sales Agreement, we will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Stifel may sell the shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through the NASDAQ Stock Market, or any other existing trading market for the common stock or to or through a market maker. In addition, if expressly authorized by us, Stifel may also sell shares in privately negotiated transactions. Stifel will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Stock Market. We cannot provide any assurances that we will issue any shares pursuant to the Sales Agreement. The Sales Agreement may be terminated by us upon notice to Stifel or by Stifel upon notice to us, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in us.

The Sales Agreement provides that Stifel will be entitled to compensation for its services in an amount equal to 2.0% of the gross proceeds from the sales of shares sold through Stifel under the Sales Agreement. We have no obligation to sell any shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement. We have agreed in the Sales Agreement to provide indemnification and contribution to Stifel against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-204420). We filed a Prospectus Supplement, dated June 17, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	At-the-Market Equity Offering Sales Agreement dated June 17, 2016 between Inovio Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated

5.1	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: June 17, 2016